UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 3, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2008, we completed the sale of the controlling interests in our auditory business and drug pump development program to former principals and shareholders of Advanced Bionics Corporation.  The sale coincides with the closing of the amended merger agreement with Advanced Bionics previously announced on August 9, 2007.

As part of a new schedule of consolidated, fixed earnout payments, we paid former Advanced Bionics shareholders $650 million.  A final payment of $500 million will be paid in March 2009.  The former Advanced Bionics principals and shareholders have paid us $150 million for our controlling interests in the auditory business and drug pump development program.

The forms of material agreements related to this transaction were previously filed on a Form 8-K dated August 9, 2007.  A form of Amendment No. 2 to Agreement and Plan of Merger, Amendment No. 1 to Cochlear Implant Business Purchase and Sale Agreement and the press release issued on January 4, 2008 are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 2 to Agreement and Plan of Merger

10.2	Amendment No. 1 to Cochlear Implant Business Purchase and Sale Agreement

99.1	Press Release issued by Boston Scientific dated January 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: January 9, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Agreement and Plan of Merger

10.2	Amendment No. 1 to Cochlear Implant Business Purchase and Sale Agreement

99.1	Press Release issued by Boston Scientific dated January 4, 2008